Exhibit 99.1

BENJAMIN FRANKLIN BANCORP
2006 STOCK INCENTIVE PLAN

Table of Contents

Section 1 . General Purpose of the Plan; Definitions	4
Section 2 . Administration of Plan; Committee Authority to Select Participants and Determine Awards	6
2.1 . Committee	6
2.2 . Powers of Committee	6
Section 3 . Shares Issuable under the Plan; Mergers; Substitution	7
3.1 . Shares Issuable	7
3.2 . Limitation on Awards	7
3.3 . Stock Dividends, Mergers, etc.	7
3.4 . Substitute Awards	8
Section 4 . Eligibility	8
Section 5 . Stock Options	8
5.1 . Exercise Price	8
5.2 . Option Term	9
5.3 . Exercisability; Rights of a Stockholder	9
5.4 . Method of Exercise	9
5.5 . Non-transferability of Options	10
5.6 . Annual Limit on Incentive Stock Options	10
5.7 Reload Options	10
Section 6 . Restricted Stock Awards	10
6.1 . Nature of Restricted Stock Award	10
6.2 . Acceptance of Award	10
6.3 . Rights as a Stockholder	11
6.4 . Restrictions	11

6.5 . Vesting of Restricted Stock	11
6.6 . Waiver, Deferral and Reinvestment of Dividends	11
Section 7 . Termination of Stock Options and Other Awards	11
7.1 . Incentive Stock Options	11
7.2 . Other Awards	13
Section 8 . Tax Withholding	13
8.1 . Payment by Participant	13
8.2 . Payment in Shares	13
8.3 . Notice of Disqualifying Disposition	13
Section 9 . Transfer and Leave of Absence	13
Section 10 . Amendments and Termination; No Repricing	14
Section 11 . Status of Plan	14
Section 12 . Change in Control Provisions	14
12.1 . Effect of Change in Control	14
12.2 . Definition of “Change in Control”	15
Section 13 . General Provisions	16
13.1 . No Distribution; Compliance with Legal Requirements	16
13.2 . Delivery of Stock Certificates	16
13.3 . Other Compensation Arrangements; No Employment Rights	16
13.4 . Delegation by Committee	16
Section 14 . Effective Date of Plan	16
Section 15 . Governing Law	16

BENJAMIN FRANKLIN BANCORP, INC.
2006 STOCK INCENTIVE PLAN
     Section 1. General Purpose of the Plan; Definitions.
     The name of the plan is the Benjamin Franklin Bancorp, Inc. 2006 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable officers, directors and employees of Benjamin Franklin Bancorp, Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will provide a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
     The following terms shall be defined as set forth below:
     “Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.
     “Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options and Restricted Stock Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.
     “Bank” means Benjamin Franklin Bank.
     “Board” means the Board of Directors of the Company.
     “Cause” means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than ordinary traffic violations or similar offenses) or final cease and desist order.
     “Change in Control” shall have the meaning set forth in Section 12.
     “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
     “Committee” shall have the meaning set forth in Section 2.
     “Disability” means disability as set forth in Section 22(e)(3) of the Code.
     “Effective Date” means the date on which the Plan becomes effective, as set forth in Section 14.

     “Eligible Person” shall have the meaning set forth in Section 4.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” on any given date means the closing price per share of the Stock on the trading day immediately preceding such date as quoted on NASDAQ or, if applicable, as reported by such registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not quoted on NASDAQ or listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.
     “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
     “Independent Director” means any director who meets the independence requirement of NASDAQ Marketplace Rule 4200(a)(15).
     “Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.
     “Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.
     “Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.
     “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
     “Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

     “Restricted Stock Award” means an Award granted pursuant to Section 6.
     “SEC” means the Securities and Exchange Commission or any successor authority.
     “Stock” means the common stock, no par value, of the Company, subject to adjustments pursuant to Section 3.
     Section 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.
          2.1. Committee. The Plan shall be administered by a committee of the Board (the “Committee”) consisting of not less than two (2) persons, each of whom qualifies as an Independent Director, an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Independent Director, an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee with power to administer the Plan. Notwithstanding the foregoing, any power of the Committee hereunder may also be exercised by the full Board of Directors in lieu of the Committee.
          2.2. Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:
               (a) to select the persons to whom Awards may from time to time be granted;
               (b) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, or any combination of the foregoing, granted to any one or more participants;
               (c) to determine the number of shares to be covered by any Award;
               (d) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;
               (e) to accelerate the exercisability or vesting of all or any portion of any Award;
               (f) to extend the period in which any outstanding Stock Option may be exercised; and

               (g) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.
     Section 3. Shares Issuable under the Plan; Mergers; Substitution.
          3.1. Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 836,837 (which number equals 14% of the aggregate number of shares of Common Stock issued by the Company in connection with its conversion from mutual to stock form, including shares contributed to the Benjamin Franklin Bank Charitable Foundation (“Conversion Shares”)). Of this amount, the maximum number of shares which may be issued under Restricted Stock Awards (granted pursuant to Section 6) is 239,096 (which number equals 4% of the aggregate number of Conversion Shares), and the maximum number of shares which may be issued as a result of other Awards under the Plan is 597,741 (which number equals 10% of the aggregate number of Conversion Shares). The shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), shares that are tendered in payment of the exercise price of any Award (including, without limitation, shares that are tendered in payment of an Option containing a reload feature) and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.
          3.2. Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than 250,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.
          3.3. Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 14, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3.1 and 3.2 above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 12.
          3.4. Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
     Section 4. Eligibility.
     Awards may be granted to officers, directors and employees of the Company or its Affiliates (“Eligible Persons”).
     Section 5. Stock Options.
     The Committee may grant to Eligible Persons options to purchase Stock.
     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.
     Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.
     No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.
     The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.
          5.1. Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

          5.2. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than [seven (7)] years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.
          5.3. Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
          5.4. Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or by one or more of the following methods, if permitted by the Committee, in its discretion:
               (a) by delivery to the Company of shares of Common Stock of the Company having a fair market value equal in amount to the exercise price of the Options being exercised; or
               (b) if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or
               (c) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price; or
               (d) by any other means which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations, or by any combination of the means of payment.
     The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.
          5.5. Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. The Committee may, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act.
          5.6. Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year exceeds $100,000 said excess shall be treated as a Non-Statutory Stock Option.
          5.7 Reload Options. At the discretion of the Committee, Options granted under this Section 5 may include a so-called “reload” feature pursuant to which an optionee exercising an Option (the “Original Option”) by the delivery of a number of shares of Stock in accordance with 5.4(b) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the Original Option.
     Section 6. Restricted Stock Awards.
          6.1. Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including vesting over time based on the Eligible Person’s continued employment with the Company or an Affiliate.
          6.2. Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, by certified or bank check or other instrument or form of payment acceptable to the Committee, of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.
          6.3. Rights as a Stockholder. Upon complying with Section 6.2 above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6.5 below.
          6.4. Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by (or termination of service with) the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).
          6.5. Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or other conditions, if any, based on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the completion of such other conditions, if any, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 12, amend any conditions of the Award.
          6.6. Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.
     Section 7. Termination of Stock Options and Other Awards.
     Unless otherwise provided in the applicable agreement pursuant to which the Option was granted:
          7.1. Incentive Stock Options.
               (a) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant shall vest and become exercisable in full upon the date of the participant’s death, and may thereafter be exercised by the legal representative or legatee of the participant, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

               (b) Termination by Reason of Disability or Normal Retirement.
                    (i) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability shall vest and become exercisable in full upon such termination of employment and may thereafter be exercised for a period of one year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 7.1(b)(i) for the exercise of an Incentive Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Incentive Stock Option, if earlier.
                    (ii) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination of employment, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 7.1(b)(ii) for the exercise of an Incentive Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Incentive Stock Option, if earlier.
                    (iii) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.
               (c) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to ninety (90) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier. The Board of Directors shall have sole authority and discretion to determine whether a participant’s employment has been terminated for Cause.
               (d) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.
               (e) Impact of Extension of Exercise Time on Incentive Stock Option Status. Notwithstanding the Committee’s authority to extend the time for an optionee to exercise an Incentive Stock Option, any such extension at any time after the date of grant shall result in the option thereafter becoming a Non-Statutory Stock Option, to the extent provided by applicable law. Moreover, if the Committee approves a form of option agreement that permits an option holder to exercise an Option more than ninety (90) days after termination of employment (other than termination by reason of death or disability), such Option, if exercised after such 90-day period, shall be a Non-Statutory Stock Option.
          7.2. Other Awards. Any Award granted under the Plan other than an Incentive Stock Option shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine. Without limiting the generality of the foregoing, the Committee may provide for automatic vesting of Awards granted to directors upon termination of such directors’ service on the Company’s Board of Directors as a result of the mandatory retirement age set forth in the Company’s by-laws.
     Section 8. Tax Withholding.
          8.1. Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
          8.2. Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.
          8.3. Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.
     Section 9. Transfer and Leave of Absence.
     For purposes of the Plan, the following events shall not be deemed a termination of employment:
               (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;
               (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
     Section 10. Amendments and Termination; No Repricing.
     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of responding to comments of banking regulators, satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option, whether through amendment, cancellation and regrant, exchange or any other means, without the approval of the Company’s stockholders, except for changes made pursuant to Section 3.3.
     This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.
     Section 11. Status of Plan.
     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.
     Section 12. Change in Control Provisions.
          12.1. Effect of Change in Control. Upon the occurrence of a Change in Control as defined in this Section 12:
               (a) the vesting schedule of all unexercised and unexpired Awards shall be automatically accelerated in full, effective as of the effective time of the Change in Control (or such earlier date as may be specified by the Committee);
               (b) subject to the provisions of clause (c) below, after the effective date of such Change in Control, each holder of an outstanding Stock Option or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change in Control;

               (c) each outstanding Stock Option and Restricted Stock Award may be cancelled by the Committee as of the effective date of any such Change in Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the vesting of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change in Control.
          12.2. Definition of “Change in Control”. A “Change in Control” shall be deemed to have occurred in any of the following events:
               (a) If there has occurred a change in control which the Company would be required to report in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;
               (b) When any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;
               (c) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (b), (d) or (e) of this Section 12.2) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;
               (d) The stockholders of the Company approve a merger, share exchange or consolidation (“merger or consolidation”) of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of the Company’s then outstanding securities; or
               (e) The stockholders of the Company or the Bank approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company’s or the Bank’s assets.

     Section 13. General Provisions.
          13.1. No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
     No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
          13.2. Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.
          13.3. Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.
          13.4. Delegation by Committee. The Committee may delegate to the Chief Financial Officer or other officer of the Company the authority to make decisions relating to the exercise of Options, including without limitation (i) the authority to permit the holder of an Option to deliver Stock in payment of the exercise price, and (ii) the authority to permit a holder of an Option to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Option.
     Section 14. Effective Date of Plan.
     This Plan shall become effective upon the date of approval of the Plan by the Company’s stockholders.
     Section 15. Governing Law.
     This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
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